Exhibit 99.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Susan D. Bowick, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 11-K of Hewlett-Packard Company related to the Hewlett-Packard Company Tax Saving Capital Accumulation Plan for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Hewlett-Packard Company Tax Saving Capital Accumulation Plan.

June 26, 2003	/s/ Susan D. Bowick

Susan D. Bowick
Hewlett-Packard Company
Executive Vice President of Human Resources and
Workforce Development

        I, Kenneth J. Frier, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 11-K of Hewlett-Packard Company related to the Hewlett-Packard Company Tax Saving Capital Accumulation Plan for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Hewlett-Packard Company Tax Saving Capital Accumulation Plan.

June 26, 2003	/s/ Kenneth J. Frier

Kenneth J. Frier
Hewlett-Packard Company
Vice President and Assistant Treasurer

13